UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 9, 2008

(Date of earliest event reported)

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  0-8672

Minnesota	41-1276891
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Lillehei Plaza

St. Paul, Minnesota 55117

(Address of principal executive offices, including zip code)

(651) 483-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2008, at the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of St. Jude Medical, Inc. (the “Company”), the Company’s shareholders approved certain amendments (the “Amendments”) to the St. Jude Medical, Inc. 2007 Stock Incentive Plan (the “Plan”).

The Plan was initially approved by the Company’s shareholders on May 16, 2007. The purpose of the Plan is to enable the Company to attract, retain, motivate and compensate employees, officers, consultants, advisors and non-employee directors capable of assuring the future success of the Company through various stock-based arrangements, thereby aligning the interests of such persons with the Company’s shareholders. The Plan, which is administered by the Compensation Committee of the Company’s Board of Directors, authorizes the grant of non-qualified stock options and incentive stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance awards, stock awards and other stock-based awards. The term of each stock option and stock appreciation right may not be longer than 8 years from the date of grant. The term of awards other than options and stock appreciation rights may not be longer than 10 years. The Company’s Board of Directors may amend, alter, suspend, discontinue or terminate the Plan at any time, except as provided in the Plan. The Plan terminates on May 15, 2017, unless earlier terminated by the Company’s Board of Directors.

The Amendments approved at the Annual Meeting:

•	Increased the number of shares authorized for issuance under the Plan by 20 million shares, from 5 million to 25 million; and
•

Provided that, with respect to any awards granted after shareholder approval of the Amendments other than stock options and stock appreciation rights, the number of shares available for awards will be reduced by 2.25 shares (rather than 3.0 shares, as the Plan formerly provided) for each share covered by such award or to which such award relates.

No other amendments to the Plan were approved by shareholders at the Annual Meeting.

This summary of the Plan and the Amendments is qualified in its entirety by reference to the full text of the Plan, as amended, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference. A more detailed summary of the Plan, as amended, can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 25, 2008.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	St. Jude Medical, Inc. 2007 Stock Incentive Plan, as amended (2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

By:	/s/ Pamela S. Krop
Pamela S. Krop Vice President, General Counsel and Secretary

Date: May 12, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	St. Jude Medical, Inc. 2007 Stock Incentive Plan, as amended (2008).